(BW) (MN - BUFFETS)     Buffets, Inc. Reports Same Store Sales Trends and Announces Conference Call to Discuss Second Quarter Results

EAGAN, Minn.—(BUSINESS WIRE)—January 12, 2004—Buffets, Inc. (“Buffets”) reported a same store sales increase of 2.3% for the second quarter of its 2004 fiscal year (the twelve-week period ended December 17, 2003) as compared to the comparable period in the prior year.

Buffets also announced that it would be conducting a conference call to discuss operating results for the first two quarters of its fiscal year (the 24 weeks ended December 17, 2003) on January 29, 2004 at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern). The conference phone number will be 1-888-228-7864 and the conference ID number will be 4815161. The conference call leader will be Kerry Kramp, Chief Executive Officer, of Buffets.

In consideration of your fellow participants, Buffets requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, February 6, 2004 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 4815161.

Buffets currently operates 362 restaurants in 35 states comprised of 354 buffet restaurants and eight Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 21 buffet restaurants in eight states.

CONTACTS:
Buffets, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Financial Officer (651) 365-2626, or
Don Van der Wiel, Vice President, Controller (651) 365-2789